Exhibit 99.1

Voya Financial announces fourth-quarter
and full-year 2025 results

NEW YORK, Feb. 3, 2026 — Voya Financial, Inc. (NYSE: VOYA) announced today its fourth-quarter and full-year 2025 financial results:
•Full-year 2025 net income available to common shareholders of $613 million, or $6.29 per diluted share, including $136 million, or $1.41 per diluted share in the fourth-quarter.
•Full-year 2025 after-tax adjusted operating earnings1 of $861 million, or $8.85 per diluted share, including after-tax adjusted operating earnings1 of $188 million, or $1.94 per diluted share in the fourth quarter.
•Delivered over $1 billion in pre-tax adjusted operating earnings1 for the full-year.
•Generated approximately $775 million of excess capital for the full-year, a 19% increase over the prior year.

“We delivered strong results in 2025, exceeding our targets for adjusted pre-tax earnings and cash generation, reflecting the strength of our diversified businesses, our disciplined execution, and the focus on our customers,” said Heather Lavallee, chief executive officer, Voya Financial. “Leveraging the strengths and connections across our Retirement, Investment Management and Employee Benefits businesses continues to support our growth and enhance the value we deliver for our customers, evidenced by our Retirement and Investment Management AUM surpassing $1 trillion in assets in the year.”

“For the full year, Voya delivered more than 20% growth in adjusted operating EPS, supported by consistent organic growth across both Retirement and Investment Management, our acquisition of OneAmerica, and margin improvement in Employee Benefits. As we look ahead, our strong free-cash-flow generation and continued work to align our solutions with the evolving needs of employers, employees and intermediaries positions us to enter the year with solid momentum and a clear set of priorities. Our vision — clearing the path to financial confidence and a more fulfilling life — guides how we serve our customers and create long-term value for all of our stakeholders.” Lavallee added
1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures, can be found in the "Use of Non-GAAP Financial Measures" and reconciliation tables at the end of this press release, and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

Fourth-Quarter 2025 Consolidated Results
Fourth-quarter 2025 net income available to common shareholders was $136 million, or $1.41 per diluted share, compared with $93 million, or $0.94 per diluted share, in fourth-quarter 2024. The increase was primarily due to higher after-tax adjusted operating earnings.

Fourth-quarter 2025 after-tax adjusted operating earnings were $188 million, or $1.94 per diluted share, compared with $138 million, or $1.40 per diluted share, in fourth-quarter 2024. The increase was due to higher earnings across all segments, partially offset by higher accruals in Corporate for performance-based compensation, reflecting strong results in the full-year. The fourth-quarter 2025 earnings per share also benefited from reduced share count from share repurchases.

Full-Year 2025 Consolidated Results
Full-year 2025 net income available to common shareholders was $613 million, or $6.29 per diluted share, compared with $626 million, or $6.17 per diluted share, in full-year 2024. The decrease reflects the net investment gains and tax benefits associated with divested businesses in the prior period, which did not repeat, and higher expenses in the current period associated with severance and acquisitions, mostly offset by higher after-tax adjusted operating earnings.

Full-year 2025 after-tax adjusted operating earnings were $861 million, or $8.85 per diluted share, compared with $736 million, or $7.25 per diluted share, in full-year 2024. The full-year 2025 included higher earnings across all segments, supported by an improved adjusted operating margin in Employee Benefits, partially offset by higher accruals in Corporate for performance-based compensation. Full-year 2025 earnings per share also benefited from a reduced share count from share repurchases.

Business Segment Results
Retirement
Retirement fourth-quarter 2025 and full-year 2025 pre-tax adjusted operating earnings were $255 million and $959 million, respectively. This reflects an increase of $45 million over the prior-year quarter and $139 million over the prior year, respectively. The increase was primarily due to the acquired business from OneAmerica, higher alternative investment income and strong business execution.

Net revenues for the year ended Dec. 31, 2025 grew 17.1% compared with the prior-year period due to organic growth, business acquired from OneAmerica, higher alternative investment income, and positive capital markets.

Adjusted operating margin for the year ended Dec. 31, 2025 was 39.8% and was broadly consistent with the prior-year period. This reflects continued expense discipline, while investing for growth.

Total client assets as of Dec. 31, 2025 were $797 billion, up 30% compared with Dec. 31, 2024, primarily due to assets onboarded from OneAmerica, the record organic Defined Contribution net inflows of $28 billion, and positive capital markets.

Investment Management
Investment Management fourth-quarter 2025 pre-tax adjusted operating earnings, excluding noncontrolling interest, were $72 million, compared to $66 million in the prior-year period. The increase was primarily due to higher fee-based revenues benefiting from strong business momentum and positive capital markets, partially offset by higher incentive compensation tied to results.

Investment Management full-year 2025 pre-tax adjusted operating earnings, excluding noncontrolling interest, were $226 million, up from $213 million in the prior year. The increase was primarily due to higher net revenues from business growth, partially offset by higher variable compensation.

Net revenues for the year ended Dec. 31, 2025 grew 4.9% compared with the prior-year period, pushing revenues for Investment Management to over $1 billion for the first time in firm history.

Adjusted operating margin for the year ended Dec. 31, 2025 was 28.3% and was consistent with the prior-year period.

Investment Management generated net inflows of $1.2 billion (excluding divested businesses) during the three months ended Dec. 31, 2025. For the full year ended Dec. 31, the company generated a record $14.6 billion of net inflows (excluding divested businesses), representing an organic growth of 4.8%. Our overall assets under management were $360 billion as of Dec. 31, 2025 compared to $339 billion as of Dec. 31, 2024.

Employee Benefits
Employee Benefits fourth-quarter 2025 pre-tax adjusted operating loss was $10 million, improved from a loss of $102 million in the prior-year period. The improvement was driven by higher underwriting margins in Group Life and Stop Loss, including an increase in reserves for Stop Loss.

Employee Benefits full-year 2025 pre-tax adjusted operating earnings were $152 million, up from $40 million in the prior year. The increase was primarily due to net underwriting margin improvement for Stop Loss, partly offset by higher administrative expenses due to investments in the business.

Net revenues for the year ended Dec. 31, 2025 increased 14.7% compared with the prior-year period. Adjusted operating margin for the year ended Dec. 31, 2025, was 13.6% compared with 4.1% in the prior-year period.

Employee Benefits fourth-quarter 2025 annualized in-force premiums and fees declined 5% to $3.6 billion compared with the prior-year period. The decline reflects intentional prioritization of margin improvement over growth, through pricing discipline and enhanced risk selection within the Stop Loss business.

Corporate
Corporate fourth-quarter 2025 pre-tax adjusted operating losses, excluding noncontrolling interest, were $90 million, compared with $27 million of losses in the prior-year period. Corporate full-year 2025 pre-tax adjusted operating losses, excluding noncontrolling interest, were $299 million, compared with $203 million of losses in the prior year. The higher losses were primarily driven by higher accruals for performance-based compensation, reflecting strong full-year 2025 results.

Capital
For the fourth-quarter 2025, the company generated approximately $175 million of excess capital, and returned $120 million and $44 million of excess capital to shareholders through share repurchases and common stock dividends, respectively. Share repurchases included delivery of the remaining $20 million of shares from the third-quarter accelerated share repurchase agreement.

For the full-year ending 2025, the company generated approximately $775 million of excess capital which was approximately 90% of after-tax adjusted operating earnings. The company returned $200 million and $174 million of excess capital to shareholders through share repurchases and common stock dividends, respectively.

As of Dec. 31, 2025, the company's excess capital position was approximately $0.4 billion and remaining share repurchase authorization was $562 million.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, Feb. 4 , 2026, at 10 a.m. ET, to discuss the company’s fourth-quarter 2025 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at approximately 1 p.m. ET on Feb. 4, 2026.

Media Contact:                            Investor Contact:
Donna Sullivan                         Mei Ni Chu
Donna.Sullivan@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading retirement, employee benefits and investment management company. Voya’s services and solutions help clear the path to financial confidence and a more fulfilling life for approximately 15.7 million individual, workplace and institutional clients. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya fosters a culture that values customer-centricity, integrity, accountability, agility and inclusivity. Voya employees fight together with customers and partners for everyone's opportunity for a better financial future. For more information visit voya.com and follow Voya Financial on Facebook, LinkedIn and Instagram.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
•Net investment gains (losses);
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
◦Income (loss) related to early extinguishment of debt;
◦Impairment of goodwill and intangible assets;
◦Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments;
◦Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
◦Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings include:
•Investment spread and other investment income.
•Fee-based margin.
•Net underwriting gain (loss).
•Administrative expenses.
•Premium taxes, fees and assessments.
•Net commissions.
•DAC/VOBA and other intangibles amortization.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as Adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss).
•The primary adjustment to derive Net revenue is reducing Adjusted operating revenues by “Interest credited and other benefits to contract owners / policyholders”. This adjustment primarily reflects the interest credited to customers for general account products in our Retirement and Employee Benefits segments and the benefits paid to customers in our Employee Benefits segment for Group Life, Stop Loss, and Voluntary products. This adjustment allows us to report to investors our investment spread and our net underwriting gain and loss, which are meaningful measures used by management to evaluate our business and segment performance. Investment spread informs investors how we set crediting rates relative to the yield we earn on our general account investments and net underwriting gain and loss informs investors how we set premiums relative to incurred benefits to policyholders (“loss ratio”).

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market and geopolitical risks, including general economic conditions, impacts of a U.S. government shutdown, interest rates, inflation, tariffs imposed or threatened by the U.S. or foreign governments and our ability to manage such risks; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2025, to be filed with the SEC on or before Mar. 2, 2026.

VOYA-IR VOYA-CF

Consolidated Statement of Operations
	Three Months Ended		Twelve Months Ended
(in millions USD, except per share)	12/31/2025	12/31/2024	12/31/2025	12/31/2024

Revenues
Net investment income	$591	$521	$2,318	$2,074
Fee income	633	543	2,396	2,113
Premiums	738	790	2,912	3,176
Net gains (losses)	(34)	(52)	(130)	(27)
Other revenues	136	134	440	423
Income (loss) related to consolidated investment entities	47	74	253	291
Total revenues	2,111	2,010	8,189	8,050
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(875)	(987)	(3,361)	(3,619)
Operating expenses	(937)	(756)	(3,447)	(3,082)
Net amortization of DAC/VOBA	(64)	(56)	(249)	(223)
Interest expense	(28)	(35)	(117)	(124)
Operating expenses related to consolidated investment entities	(38)	(56)	(178)	(203)
Total benefits and expenses	(1,942)	(1,890)	(7,352)	(7,251)
Income (loss) before income taxes	169	120	837	799
Income tax expense (benefit)	20	(1)	104	57
Net income (loss)	149	121	733	742
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	9	24	79	75
Net income (loss) available to Voya Financial, Inc.	140	97	654	667
Less: Preferred stock dividends	4	4	41	41
Net income (loss) available to Voya Financial, Inc.'s common shareholders	$136	$93	$613	$626
Net income (loss) available to Voya Financial, Inc.'s common shareholders per common share:
Basic	$1.43	$0.97	$6.40	$6.31
Diluted	$1.41	$0.94	$6.29	$6.17

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
(in millions USD, except per share)	12/31/2025		12/31/2024
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$136	$1.41	$93	$0.94
Less:
Net investment gains (losses)	3	0.03	—	—
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(20)	(0.21)	(17)	(0.17)
Other adjustments (2)	(35)	(0.36)	(27)	(0.28)
Adjusted operating earnings	$188	$1.94	$138	$1.40
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the three months ended Dec. 31, 2025, also includes a $19 million, after-tax, net actuarial loss related to pension and other postretirement benefit obligations and $14 million, after-tax, of severance costs. For the three months ended Dec. 31, 2024, also includes a $12 million, after-tax, write-off of an intangible asset related to a prior acquisition, an $8 million, after-tax, write-off of previously capitalized costs associated with an internal technology project which is no longer being pursued, $5 million, after-tax, of severance costs, and $4 million, after-tax, related to an insurance company guaranty fund assessment net of premium tax credits, partially offset by a $20 million, after-tax, net actuarial gain related to pension and other postretirement benefit obligations.

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Twelve Months Ended
(in millions USD, except per share)	12/31/2025		12/31/2024
	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$613	$6.29	$626	$6.17
Less:
Net investment gains (losses)	(33)	(0.34)	39	0.39
Income (loss) related to businesses exited or to be exited through reinsurance or divestment (2)	(116)	(1.19)	(75)	(0.74)
Other adjustments (3)	(99)	(1.02)	(75)	(0.74)
Adjusted operating earnings	$861	$8.85	$736	$7.25
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Includes tax benefits of $38 million related to a divested business for the twelve months ended December 31, 2024.
(3) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the twelve months ended Dec. 31, 2025, also includes $38 million, after-tax, of severance costs and a $19 million, after-tax, net actuarial loss related to pension and other postretirement benefit obligations. For the twelve months ended Dec. 31, 2024, also includes $12 million, after-tax, of severance costs, a $12 million, after-tax, write-off of an intangible asset related to a prior acquisition, an $8 million, after-tax, write-off of previously capitalized costs associated with an internal technology project which is no longer being pursued, and $4 million, after-tax, related to an insurance company guaranty fund assessment net of premium tax credits, partially offset by a $20 million, after-tax, net actuarial gain related to pension and other postretirement benefit obligations.

Adjusted Operating Earnings
	Three Months Ended		Twelve Months Ended
(in millions USD, except per share)	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Adjusted operating earnings
Retirement	$255	$210	$959	$820
Investment Management	72	66	226	213
Employee Benefits	(10)	(102)	152	40
Corporate	(90)	(27)	(299)	(203)
Adjusted operating earnings before income taxes	226	147	1,038	870
Less: Income taxes (1)	39	9	176	135
Adjusted operating earnings after income taxes	$188	$138	$861	$736
Adjusted operating earnings per share	1.94	1.40	8.85	7.25
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Earnings and Adjusted Operating Margin
	Twelve Months Ended
(in millions USD)	12/31/2025	12/31/2024
Net revenue
Retirement	$2,408	$2,056
Investment Management	1,030	982
Employee Benefits	1,118	975
Total net revenue	$4,556	$4,012

Adjusted operating earnings
Retirement	$959	$820
Investment Management including noncontrolling interest	291	278
Employee Benefits	152	40
Adjusted operating earnings, excluding Corporate	$1,402	$1,138

Adjusted operating margin
Retirement	39.8%	39.9%
Investment Management	28.3%	28.3%
Employee Benefits	13.6%	4.1%
Adjusted operating margin, excluding Corporate	30.8%	28.4%
Note: Totals may not sum due to rounding.

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